UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 16, 2023
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 16, 2023, Kimball Electronics, Inc. (the “Company”) announced three new internal promotions, effective July 1, 2023.
Steven T. Korn, age 59, has been appointed to the role of Chief Operating Officer. Mr. Korn has been our President, Global Electronics Manufacturing Services Operations since July 2020, and he was previously Vice President, North American Operations since 2007.
Kathy R. Thomson, age 54, has been appointed to the role of Chief Commercial Officer. Ms. Thomson has been our Vice President, Global Business Development and Design Services since August 2018, and she previously held the position of Vice President of Business Development for Creation Technologies since 2012.
Adam M. Baumann, age 42, has been our Corporate Controller, functioning as Principal Accounting Officer, since March 2021. Mr. Baumann has been appointed to the role of Chief Accounting Officer and will continue to function as our Principal Accounting Officer. Mr. Baumann joined the Company in April 2019 as Assistant Corporate Controller and was previously employed by Vectren Corporation from 2009 to 2019 and Ernst & Young, LLP from 2003 to 2009. Mr. Baumann’s previous roles with Vectren Corporation included Manager, External Reporting & Accounting Research and Manager, Regulatory Implementation & Analysis.
Neither Mr. Korn, Ms. Thomson, nor Mr. Baumann is related to any member of the Board or any executive officer of the Company and none of them are parties to any transactions listed in Item 404(a) of Regulation S-K. There are no arrangements or understandings between any of Mr. Korn, Ms. Thomson, or Mr. Baumann and any other persons pursuant to which they were appointed to their respective positions. Mr. Korn’s base salary will be increased to $475,000 per year in connection with his appointment. Ms. Thomson’s base salary will be increased to $385,000 per year in connection with her appointment. No new compensatory or severance arrangements were entered into in connection with Mr. Baumann’s promotion.
Mr. Korn, Ms. Thomson, and Mr. Baumann will continue to participate in our Profit Sharing Incentive Bonus Plan and receive stock incentive compensation pursuant to our 2014 Stock Option and Incentive Plan. Mr. Korn and Ms. Thomson will also continue to participate in our Executive Severance and Change in Control Plan.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Douglas A. Hass
DOUGLAS A. HASS Chief Legal and Compliance Officer, Secretary

Date: June 16, 2023